UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2026

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1510 Main Street
Shoemakersville, PA 19555

(Address of Principal Executive
Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on April 1, 2026, Hydrofarm Holdings Group, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it did not meet the $2.5 million minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”).

As also previously disclosed, on October 27, 2026, the Company completed a registered direct offering and concurrent private placement of its securities and the termination of its senior secured term loan under its Credit and Guaranty Agreement, dated as of October 25, 2021, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 27, 2026.

On November 12, 2026, the Company issued a press release announcing that on November 9, 2026, the Company received a letter from Nasdaq’s Office of General Counsel confirming that the Company has regained compliance with the Equity Rule. The Company remains subject to a Mandatory Panel Monitor, as that term is defined in Nasdaq Listing Rule 5815(d)(4)(B), for a period of one year, through November 9, 2027. If during that period the Company fails to satisfy the Equity Rule, the Company will not be provided with the opportunity to submit a compliance plan to the Staff. Rather, the Company would be issued a delist notice, which it could then appeal to a Nasdaq Hearings Panel (the “Panel”). The hearing request would stay any further delisting action by the Staff at least until such hearing is held and any extension that may be granted by the Panel has expired. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to monitor its stockholders’ equity and its compliance with the other Nasdaq continued listing requirements, including the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), and to take such actions as may be necessary to regain or maintain compliance. However, there can be no assurance that the Company will be able to maintain compliance with the Equity Rule or regain or maintain compliance with any other Nasdaq Listing Rule.

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "believe," "expect," "intend," "anticipate," "plan," "will," "project," "potential" and similar expressions. They include, among others, statements regarding: the Company’s ability to maintain compliance with the Equity Rule or regain or maintain compliance with any other Nasdaq continued listing requirements and the continued listing of the Company’s common stock on Nasdaq. These statements are based on management's current expectations and assumptions. They are subject to risks and uncertainties that could cause actual results to differ materially, including: the Company’s ability to maintain stockholders’ equity above the level required by the Equity Rule, to satisfy the minimum bid price requirement and other Nasdaq continued listing standards, to maintain and preserve liquidity, and to access additional sources of capital, and the other factors described under "Risk Factors" in the Company's Annual Report on Form 10-K and subsequent periodic reports, filed with the SEC. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update them except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Hydrofarm Holdings Group, Inc. dated November 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: November 12, 2026	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer & Chairman of the Board of Directors
(Principal Executive Officer)